UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Effective October 31, 2015, First Security Group, Inc. (“First Security”) merged with and into Atlantic Capital Bancshares, Inc. (“Atlantic Capital”), with Atlantic Capital as the surviving entity (the “merger”) pursuant to the Agreement and Plan of Merger, dated as of March 25, 2015 and as amended as of June 8, 2015, by and between Atlantic Capital and First Security.

The following unaudited pro forma condensed combined financial statements and accompanying notes are based upon the historical financial statements of Atlantic Capital and First Security after giving effect to the merger and adjustments described in the following footnotes, and are intended to reflect the impact of the merger on Atlantic Capital under the acquisition method of accounting.

A condition to each of Atlantic Capital’s and First Security’s obligations to effect the merger was that, at or before the Effective Time, Atlantic Capital shall have received proceeds in an amount sufficient to consummate the merger and the other transactions contemplated by the merger agreement:

•	from the sale of Atlantic Capital common stock in a separate private placement (the “Equity Offering”);

•	from the sale of debt securities of Atlantic Capital on terms reasonably acceptable to Atlantic Capital and First Security (the “Debt Offering”); and

•	from one or more alternative sources of financing on terms and conditions that are reasonably acceptable to Atlantic Capital and First Security.

Accordingly, the unaudited pro forma condensed combined financial statements also include adjustments giving effect to the Equity Offering and the Debt Offering. The price of Atlantic Capital common stock to be issued in connection with the merger is based on the opening price of $13.80 on November 2, 2015.

The unaudited pro forma condensed combined balance sheets reflect the merger as if it had been consummated on September 30, 2015. The unaudited pro forma condensed combined balance sheets also reflect the Equity Offering and the Debt Offering as if each had occurred on September 30, 2015. The merger will be accounted for using the acquisition method of accounting, in accordance with the provisions of FASB ASC Topic 805.

The unaudited pro forma condensed combined statements of operations reflect the merger as if it had been consummated on January 1, 2015 and combine Atlantic Capital’s and First Security’s historical results for the nine months ending September 30, 2015. The unaudited pro forma condensed combined statements of operations also include adjustments giving effect to the Equity Offering and the Debt Offering as if each had occurred on January 1, 2015.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs. Certain cost savings and revenue synergies may result from the merger. However, there can be no assurance that these cost savings or revenue synergies will be achieved. Cost savings, if achieved, could result from, among other things, the reduction of operating expenses, changes in corporate infrastructure and governance, the elimination of duplicative operating systems, and the combination of regulatory and financial reporting requirements under one national bank. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the merger, Equity Offering and Debt Offering been completed at the date indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company after completion of the merger, Equity Offering and Debt Offering.

Pro Forma Adjustments

Pro forma adjustments are necessary to reflect estimated fair values of First Security’s assets and liabilities as well as other equity interests. Additionally, pro forma adjustments were made to the condensed combined statements of operations to give effect to pro forma events that are:

•	directly attributable to the merger;

•	factually supportable; and

•	expected to have a continuing impact on the combined results.

The pro forma adjustments are based upon available information and certain assumptions that Atlantic Capital and First Security believe are reasonable under the circumstances. The final determination of the fair value of the assets acquired and liabilities assumed may differ materially from the preliminary estimates. The final valuation will be based on the actual fair values of tangible and intangible assets and liabilities assumed of Atlantic Capital as of the date of completion of the merger.

Atlantic Capital expects to incur costs associated with integrating First Security and its business. The unaudited pro forma condensed combined financial statements do not reflect nonrecurring merger costs, the cost of any integration activities, or benefits that may result from synergies that may be derived from any integration activities.

You should read this information in conjunction with the:

•	accompanying notes to the unaudited pro forma combined financial statements included in this Current Report on Form 8-K/A;

•	separate historical audited consolidated financial statements of Atlantic Capital as of and for the years ended December 31, 2014, 2013 and 2012, included in the joint proxy statement/prospectus;

•
separate historical audited consolidated financial statements of First Security as of and for the years ended December 31, 2014, 2013 and 2012, incorporated by reference in the joint proxy statement/prospectus;

•
separate historical unaudited condensed consolidated financial statements of Atlantic Capital as of and for the nine months ended September 30, 2015, set forth in Atlantic Capital’s Quarterly Report on Form 10-Q for such period; and

•	other information pertaining to Atlantic Capital and First Security included or incorporated by reference in the joint proxy statement/prospectus.

ATLANTIC CAPITAL BANCSHARES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2015

(dollars in thousands)	Atlantic Capital Bancshares, Inc.	First Security Group, Inc.	Adjustments to reflect ACB/FSG Merger		Adjustments to reflect issuance of equity o		Atlantic Capital Bancshares, Inc. Pro Forma
ASSETS
Cash & Due From	$45,971	$17,804	$(47,098)	a	$24,004	m	$40,681
Interest-bearing deposits in banks	90,695	12,326	—		—		103,021
Short-term investments	24,135	—	—		—		24,135
Cash and Cash Equivalents	160,801	30,130	(47,098)		24,004		167,837
Securities - available for sale	127,168	88,831	—		—		215,999
Securities - held to maturity	—	110,033	1,400	b	—		111,433
Loans held for sale	—	48,842	—		—		48,842
Loans	1,046,437	793,630	(11,059)	c	—		1,829,008
Less Allowance	(11,862)	(9,500)	9,500	d	—		(11,862)
Loans, net	1,034,575	784,130	(1,559)		—		1,817,146
Premises and Equipment	3,138	29,508	(1,086)	e	—		31,560
BOLI	30,479	29,722	—		—		60,201
Goodwill / Other Intangibles	1,259	—	32,156	f	—		33,415
OREO	27	2,798	(438)	g	—		2,387
Other Assets	24,251	18,189	59,013	h	—		101,453
Total Assets	$1,381,698	$1,142,183	$42,388		$24,004		$2,590,273

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits
Noninterest bearing demand	$328,065	$177,521	$—		$—		$505,586
Interest bearing demand	135,350	114,890	—		—		250,240
Savings and money market	551,200	272,579	—		—		823,779
Time	15,434	256,226	1,711	i	—		273,371
Brokered	98,559	112,259	—		—		210,818
Total Deposits	1,128,608	933,475	1,711		—		2,063,794
Federal funds purchased and securities sold under agreements to repurchase	—	13,605	—		—		13,605
Federal Home Loan Bank advances	43,000	92,450	—		—		135,450
Other borrowings	49,226	—	—		—		49,226
Other liabilities	11,055	12,979	5,977	j	—		30,011
Total liabilities	1,231,889	1,052,509	7,688		—		2,292,086

Shareholders' equity
Common stock	138,123	766	(766)	l	24,004	n	162,127
Additional paid-in capital	—	198,465	(74,091)	k	—		124,374
Retained earnings/ (accumulated deficit)	11,302	(103,228)	103,228	l	—		11,302
Treasury stock	(1,182)	—	—		—		(1,182)
Accumulated other comprehensive income	1,566	(6,329)	6,329	l	—		1,566
Total shareholders' equity	149,809	89,674	34,700		24,004		298,187
Total liabilities and shareholders' equity	$1,381,698	$1,142,183	$42,388		$24,004		$2,590,273

Common shares outstanding	13,562,125	66,797,923	8,790,193	k	1,984,127	n	24,336,445

a	Adjustment reflects cash payments to First Security shareholders of $47.1 million.
b	Adjustment reflects estimated fair value adjustment to securities held to maturity.
c	Adjustment reflects estimated fair value adjustment to acquired loan portfolio.
d	Adjustment reflects elimination of First Security's allowance for loan losses.
e	Adjustment reflects estimated fair value adjustment to acquired premises and equipment.
f
Adjustment reflects estimated fair value of the acquired core deposit intangible totaling $13.2 million and $19.0 million in goodwill. Goodwill represents the excess of the purchase price over the fair values of the assets and liabilities acquired.

g	Adjustment reflects estimated fair value adjustment to acquired other real estate owned.
h
Adjustment reflects estimated adjustments to deferred tax assets to reflect the tax position of the combined companies, including a $50.4 million reversal of a valuation allowance on First Security's deferred tax assets. The reversal of the applicable valuation allowance is based on management's current assessment of the future taxable income of the combined entity. Management believes that it will be more-likely-than not that all retained First Security net operating loss carryforwards will be utilized within the current applicable timeframes.

i	Adjustment reflects estimated fair value adjustments to the acquired deposit portfolio.
j	Adjustment reflects estimated adjustments to deferred tax liabilities associated with applicable fair value adjustments.
k
Adjustment reflects the issuance of approximately 8.8 million shares, no par value, at $13.80 per share and an estimated $1.6 million for converted vested stock options, net of the elimination of First Security’s historical capital accounts.

l	Adjustment reflects the elimination of First Security’s historical capital accounts.
m	Adjustment reflects $24.0 million in additional common shares issued to an investor, net of issuance costs.
n	Adjustment reflects the issuance of 2.0 million shares pursuant to the Stone Point Securities Purchase Agreement at $12.60 per share, net of issuance costs.
o	Debt totaling $49.2 million is reflected in the Atlantic Capital Bancshares, Inc. column, as it was actually issued on September 30, 2015.

ATLANTIC CAPITAL BANCSHARES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2015

(dollars in thousands except share and per share data)	Atlantic Capital Bancshares, Inc.	First Security Group, Inc.	Adjustments to reflect ACB/FSG Merger		Adjustments to reflect issuance of debt and equity		Atlantic Capital Bancshares, Inc. Pro Forma
Interest income:
Loans, including fees	$27,874	$26,039	$3,053	a	$—		$56,966
Investment securities	2,077	2,711	—		—		4,788
Other	776	56	—		—		832
Total interest income	30,727	28,806	3,053		—		62,586
Interest expense:
Deposits	2,262	3,119	(665)	b	—		4,716
Borrowings and debt	369	427	—		2,532	e	3,328
Total interest expense	2,631	3,546	(665)		2,532		8,044
Net interest income	28,096	25,260	3,718		(2,532)		54,542
Provision for loan losses	412	2,977	—				3,389
Net interest income after provision for loan losses	27,684	22,283	3,718		(2,532)		51,153
Noninterest income
Service charges	1,348	3,526	—		—		4,874
Mortgage banking	—	811	—		—		811
Securities gains, net	10	(8)	—		—		2
SBA lending activities	2,006	—	—		—		2,006
Bank owned life insurance	1,794	674	—		—		2,468
Other	781	8,264	—		—		9,045
Total noninterest income	5,939	13,267	—		—		19,206

Noninterest expense
Salaries and employee benefits	14,437	16,494	—		—		30,931
Occupancy	1,263	2,357	—		—		3,620
Other	6,994	17,867	1,687	c	—		26,548
Total noninterest expense	22,694	36,718	1,687		—		61,099
Income before provision for income taxes	10,929	(1,168)	2,031		(2,532)		9,260
Provision for income taxes	4,087	435	759		(947)		4,335
Net income	$6,842	$(1,603)	$1,272		$(1,585)		$4,925

Net income per common share:
Basic	$0.51	$(0.02)					$0.20
Diluted	$0.49	$(0.02)					$0.20

Weighted average common shares
Basic	13,562,125	66,797,923	8,790,193	d	1,984,127		24,336,445
Diluted	13,904,395	66,797,923	8,790,193		1,984,127		24,678,715

a
Adjustment reflects the estimated incremental income accretion of the acquired loans based on their expected cash flows and the fair value for similar loans over their remaining lives for the nine months ended September 30, 2015. The adjustment is based on current market yields for similar type loans and estimates the accretable yield portion of the fair value adjustment. It is being accreted over an average loan life of approximately three years. For the purpose of the pro forma financial statements, the adjustment assumes the expected cash flow approach for acquired purchased credit impaired (PCI) loans and assumes straight line accretion in accordance with ASC 310-20 for the non-impaired acquired portfolio. The fair value of the loans is based upon an independent third party valuation using current market yields and discounted cash flow modeling for individual loans and pools of similar loans utilizing prepayment and default assumptions. The final accretable yield portion of the loan fair value adjustment for PCI loans will be accreted using the effective yield method.

b
Adjustment reflects the amortization of the fair value adjustment related to deposits for the nine months ended September 30, 2015. The current estimate of the fair value adjustment is based upon an independent third party valuation of the difference between First Security’s cash flows from deposits based on the contractual rates as compared to market rates for similar deposits, and is reflected in footnote i to the unaudited pro forma condensed combined balance sheets. The fair value adjustment is amortizing using effective yield method over a period of five years.

c	Adjustment reflects the amortization of the core deposit intangible over five years using the sum of all months amortization method for the nine months ended September 30, 2015.
d	Adjustment reflects the weighted average shares outstanding for the common stock issued to First Security shareholders.
e
Adjustment reflects the estimated interest expense associated with the issuance of debt at a 6.25% coupon for the nine months ended September 30,2015, and includes the amortization of debt issuance costs.

ATLANTIC CAPITAL BANCSHARES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the SEC. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted pursuant to such rules and regulations. However, management believes that the disclosures are adequate to make the information presented not misleading.

2.    Purchase Price Allocation

The purchase price consists of three components: cash, stock and the value associated with converted stock options. The table below provides the estimated purchase price.

	Total Purchase Price Consideration

First Security Common Shares Outstanding as of September 30, 2015	66,797,923
Cash Elections Percentage under Minimum Cash Threshold	30%
Number of Shares Electing Cash	20,039,377
Cash Price Per Share	$2.35
Aggregate Cash Consideration	47,092,536

Number of Shares Electing Atlantic Capital Common stock	46,758,546
Exchange Ratio	0.188
Number of Atlantic Capital Equivalent Shares	8,790,607
Estimated Price per share	$13.80	a
Aggregate Stock Consideration	121,310,372
Estimated Value associated with converted stock awards	3,068,404	b
Total Purchase Price Consideration	$171,471,312

a The estimated price per share is the opening price of $13.80 on November 2, 2015, the first trading day following the merger.
b The estimated modified fair value for converted stock options and restricted stock awards.

(dollars in thousands)	First Security Group, Inc. (As Reported)	Adjustments to reflect ACB/FSG Merger	First Security Group, Inc. (As Adjusted for Acquisition Accounting)

Fair value of assets acquired:
Cash and due from banks	$17,804	—	$17,804
Interest-bearing deposits in banks	12,326	—	12,326
Short-term investments	—	—	—
Cash and cash equivalents	30,130	—	30,130
Securities available for sale	88,831	—	88,831
Securities held to maturity	110,033	1,400	111,433
Loans held for sale	48,842	—	48,842
Loans	793,630	(11,059)	782,571
Less allowance for loan losses	(9,500)	9,500	—
Loans, net	784,130	(1,559)	782,571
Premises and equipment, net	29,508	(1,086)	28,422
Bank owned life insurance	29,722	—	29,722
Goodwill and other intangible assets	—	13,159	13,159
Other real estate owned	2,798	(438)	2,360
Other assets	18,189	59,013	77,202
Total assets acquired	$1,142,183	$70,489	$1,212,672
Fair value of liabilities acquired:
Deposits:
Noninterest bearing demand	$177,521	—	$177,521
Interest bearing demand	114,890	—	114,890
Savings and money market	272,579	—	272,579
Time	256,226	1,711	257,937
Brokered	112,259	—	112,259
Total deposits	933,475	1,711	935,186
Federal funds purchased and securities sold under agreements to repurchase	13,605	—	13,605
Federal Home Loan Bank advances	92,450	—	92,450
Other borrowings	—	—	—
Other liabilities	12,979	5,977	18,956
Total liabilities acquired	1,052,509	7,688	1,060,197
Net assets acquired	$89,674	$62,801	$152,475
Total consideration paid to FSG shareholders			171,472
Goodwill			$18,997

3.    Unaudited Pro Forma Consolidated Capital Ratios

	As of September 30, 2015
(dollars in thousands)	Amount		Ratio
Pro Forma Consolidated Capital Ratios:

Common equity Tier 1	$214,065	(2)	9.19%
Total risk-based capital (1)	$275,927	(3)	11.85%
Tier 1 risk-based capital	$214,065	(2)	9.19%
Tier 1 leverage	$214,065	(2)	8.50%

Pro Forma Bank Capital Ratios:

Common equity Tier 1	$244,065	(2)	10.48%
Total risk-based capital	$255,927	(4)	10.99%
Tier 1 risk-based capital	$244,065	(2)	10.48%
Tier 1 leverage	$244,065	(2)	9.69%

(1)	Total risk-based capital of Atlantic Capital includes the net proceeds of the Debt Offering, which is expected to qualify as Tier 2 capital.

(2)
Atlantic Capital must comply with the Federal Reserve’s established capital adequacy standards, and Surviving Bank will be required to comply with the capital adequacy standards established by the OCC. Common equity tier 1 capital, tier 1 risk-based capital and tier 1 leverage capital are determined based on applicable regulatory guidance. Each represents the applicable GAAP equity as adjusted for certain items, as defined by the applicable regulatory guidance. Significant adjustments include: reducing GAAP equity by total accumulated other comprehensive income, reducing GAAP equity by certain intangible assets and reducing GAAP equity by certain net deferred tax assets, each as defined by applicable regulatory guidance.

(3)
Atlantic Capital must comply with the Federal Reserve’s established capital adequacy standards, including a ratio based upon total risk-based capital. Total risk-based capital is determined based on applicable regulatory guidance. Total risk-based capital is determined by making certain adjustments to tier 1 capital. Significant adjustments include: increasing tier 1 capital for allowable subordinated debt and increasing tier 1 capital for allowable allowance for loan and lease losses, each as defined by applicable regulatory guidance.

(4)
Surviving Bank will be required to comply with the capital adequacy standards established by the OCC, including a ratio based upon total risk-based capital. Total risk-based capital is determined based on applicable regulatory guidance. Total risk-based capital is determined by making certain adjustments to tier 1 capital. Significant adjustments include: increasing tier 1 capital for allowable allowance for loan and lease losses, as defined by applicable regulatory guidance.